CREDIT AGREEMENT


                   Dated as of January 29, 1996


                              Among


                   AMERICAN BANK NOTE COMPANY,

              AMERICAN BANK NOTE HOLOGRAPHICS, INC.,

                  AMERICAN BANKNOTE CORPORATION,

                   THE GUARANTORS NAMED HEREIN,

                    THE LENDERS NAMED HEREIN,

                               and

                     CHEMICAL BANK, AS AGENT






                        TABLE OF CONTENTS

                                                             Page

I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.01.  Certain Defined Terms. . . . . . . . . . . .1
     SECTION 1.02.  Accounting Terms . . . . . . . . . . . . . 18

II.  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 2.01.  Revolving Credit Commitments . . . . . . . 19
     SECTION 2.02.  Loans. . . . . . . . . . . . . . . . . . . 20
     SECTION 2.03.  Notice of Loans. . . . . . . . . . . . . . 21
     SECTION 2.04.  Notes; Repayment of Loans. . . . . . . . . 22
     SECTION 2.05.  Interest on Loans. . . . . . . . . . . . . 22
     SECTION 2.06.  Fees . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.07.  Termination and Reduction of
                     Revolving Credit Commitments. . . . . . . 23
     SECTION 2.08.  Interest on Overdue Amounts;
                    Alternate Rate of Interest . . . . . . . . 24
     SECTION 2.09.  Prepayment of Loans. . . . . . . . . . . . 24
     SECTION 2.10.  Reserve Requirements;
                    Change in Circumstances. . . . . . . . . . 28
     SECTION 2.11.  Change in Legality . . . . . . . . . . . . 30
     SECTION 2.12.  Indemnity. . . . . . . . . . . . . . . . . 30
     SECTION 2.13.  Pro Rata Treatment . . . . . . . . . . . . 31
     SECTION 2.14.  Sharing of Setoffs . . . . . . . . . . . . 32
     SECTION 2.15.  Taxes. . . . . . . . . . . . . . . . . . . 32
     SECTION 2.16.  Payments and Computations. . . . . . . . . 35
     SECTION 2.17.  Issuance of Letters of Credit. . . . . . . 35
     SECTION 2.18.  Payment of Letters of Credit;
                    Reimbursement . . . . . . . . . . . . . . .36
     SECTION 2.19.  Agent's Actions with respect to Letters of
                    Credit . . . . . . . . . . . . . . . . . . 38
     SECTION 2.20.  Letter of Credit Fees. . . . . . . . . . . 38

III.  COLLATERAL SECURITY. . . . . . . . . . . . . . . . . . . 38
     SECTION 3.01.  Security Documents . . . . . . . . . . . . 38
     SECTION 3.02.  Filing and Recording . . . . . . . . . . . 38

IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 39
     SECTION 4.01.  Organization, Legal Existence. . . . . . . 39
     SECTION 4.02.  Authorization. . . . . . . . . . . . . . . 39
     SECTION 4.03.  Governmental Approvals . . . . . . . . . . 40
     SECTION 4.04.  Binding Effect . . . . . . . . . . . . . . 40
     SECTION 4.05.  Material Adverse Change. . . . . . . . . . 40
     SECTION 4.06.  Litigation; Compliance with Laws; etc. . . 40
     SECTION 4.07.  Financial Statements . . . . . . . . . . . 40
     SECTION 4.08.  Federal Reserve Regulations. . . . . . . . 41
     SECTION 4.09.  Taxes. . . . . . . . . . . . . . . . . . . 41
     SECTION 4.10.  Employee Benefit Plans . . . . . . . . . . 42
     SECTION 4.11.  No Material Misstatements. . . . . . . . . 43
     SECTION 4.12.  Investment Company Act; Public
                    Utility Holding Company Act. . . . . . . . 44
     SECTION 4.13.  Security Interest. . . . . . . . . . . . . 44
     SECTION 4.14.  Use of Proceeds. . . . . . . . . . . . . . 44
     SECTION 4.15.  Subsidiaries . . . . . . . . . . . . . . . 44
     SECTION 4.16.  Title to Properties; Possession
                    Under Leases; Trademarks . . . . . . . . . 44
     SECTION 4.17.  Solvency . . . . . . . . . . . . . . . . . 45
     SECTION 4.18.  Permits, etc.. . . . . . . . . . . . . . . 46
     SECTION 4.19.  Compliance with Environmental Laws . . . . 46
     SECTION 4.20.  No Change in Credit Criteria or Collection
                     Policies . . .  . . . . . . . . . . . . . 46

V.  CONDITIONS OF CREDIT EVENTS. . . . . . . . . . . . . . . . 47
     SECTION 5.01.  All Credit Events. . . . . . . . . . . . . 47
     SECTION 5.02.  First Borrowing. . . . . . . . . . . . . . 47

VI.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . 51
     SECTION 6.01.  Legal Existence. . . . . . . . . . . . . . 51
     SECTION 6.02.  Businesses and Properties. . . . . . . . . 51
     SECTION 6.03.  Insurance. . . . . . . . . . . . . . . . . 52
     SECTION 6.04.  Taxes. . . . . . . . . . . . . . . . . . . 52
     SECTION 6.05.  Financial Statements, Reports, etc.. . . . 52
     SECTION 6.06.  Litigation and Other Notices . . . . . . . 55
     SECTION 6.07.  ERISA. . . . . . . . . . . . . . . . . . . 56
     SECTION 6.08.  Maintaining Records; Access to
                    Properties and Inspections; Right to
                    Audit. . . . . . . . . . . . . . . . . . . 57
     SECTION 6.09.  Use of Proceeds. . . . . . . . . . . . . . 57
     SECTION 6.10.  Fiscal Year-End. . . . . . . . . . . . . . 57
     SECTION 6.11.  Further Assurances . . . . . . . . . . . . 57
     SECTION 6.12.  Additional Grantors and Guarantors . . . . 57
     SECTION 6.13.  Environmental Laws . . . . . . . . . . . . 57
     SECTION 6.14.  Pay Obligations to Lenders and
                    Perform Other Covenants. . . . . . . . . . 59
     SECTION 6.15.  Maintain Operating Accounts. . . . . . . . 60
     SECTION 6.16.  Dividends, Distributions and Payments.   . 60

VII.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . 60
     SECTION 7.01.  Liens. . . . . . . . . . . . . . . . . . . 60
     SECTION 7.02.  Sale and Lease-Back Transactions . . . . . 61
     SECTION 7.03.  Indebtedness . . . . . . . . . . . . . . . 62
     SECTION 7.04.  Intentionally Omitted. . . . . . . . . . . 62
     SECTION 7.05.  Consolidations, Mergers and
                    Sales of Assets. . . . . . . . . . . . . . 62
     SECTION 7.06.  Investments. . . . . . . . . . . . . . . . 63
     SECTION 7.07.  Capital Expenditures . . . . . . . . . . . 64
     SECTION 7.08.  Interest Coverage Ratios . . . . . . . . . 64
     SECTION 7.09.  EBITDA . . . . . . . . . . . . . . . . . . 65
     SECTION 7.10.  Availability . . . . . . . . . . . . . . . 66
     SECTION 7.11.  Rental Obligations . . . . . . . . . . . . 66
     SECTION 7.12   Business . . . . . . . . . . . . . . . . . 66
     SECTION 7.13.  Sales of Receivables . . . . . . . . . . . 66
     SECTION 7.14.  Use of Proceeds. . . . . . . . . . . . . . 67
     SECTION 7.15.  ERISA. . . . . . . . . . . . . . . . . . . 67
     SECTION 7.16.  Accounting Changes . . . . . . . . . . . . 67
     SECTION 7.17.  Prepayment or Modification of
                    Indebtedness; Modification of
                    Charter Documents . . . . . . . . . . . . .67
     SECTION 7.18.  Transactions with Affiliates . . . . . . . 67
     SECTION 7.19.  Negative Pledges, Etc. . . . . . . . . . . 68

VIII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . 68

IX.  AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . 71

X.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
     OTHER COLLATERAL. . . . . . . . . . . . . . . . . . . . . 74
     SECTION 10.01.  Collection of Receivables; Management of
          Collateral . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 10.02.  Receivables Documentation . . . . . . . . 77
     SECTION 10.03.  Status of Receivables and
                     Other Collateral. . . . . . . . . . . . . 77
     SECTION 10.04.  Monthly Statement of Account. . . . . . . 78
     SECTION 10.05.  Collateral Custodian. . . . . . . . . . . 78

XI.  GUARANTEES. . . . . . . . . . . . . . . . . . . . . . . . 78

XII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 12.01.  Notices . . . . . . . . . . . . . . . . . 80
     SECTION 12.02.  Survival of Agreement . . . . . . . . . . 80
     SECTION 12.03.  Successors and Assigns; Participations. . 80
     SECTION 12.04.  Expenses; Indemnity . . . . . . . . . . . 83
     SECTION 12.05.  Applicable Law. . . . . . . . . . . . . . 85
     SECTION 12.06.  Right of Setoff . . . . . . . . . . . . . 85
     SECTION 12.07.  Payments on Business Days . . . . . . . . 85
     SECTION 12.08.  Waivers; Amendments . . . . . . . . . . . 85
     SECTION 12.09.  Severability. . . . . . . . . . . . . . . 87
     SECTION 12.10.  Entire Agreement; Waiver of Jury
                     Trial, etc. . . . . . . . . . . . . . . . 87
     SECTION 12.11.  Confidentiality . . . . . . . . . . . . . 87
     SECTION 12.12.  Submission to Jurisdiction. . . . . . . . 88
     SECTION 12.13.  Counterparts; Facsimile Signature . . . . 88
     SECTION 12.14.  Headings. . . . . . . . . . . . . . . . . 89

EXHIBITS

EXHIBIT A           Form of Revolving Credit Note
EXHIBIT B           Form of Opinion of Counsel
EXHIBIT C           Form of Security Agreement
EXHIBIT D           Form of Assignment and Acceptance
EXHIBIT E           Form of Borrowing Base Certificate
EXHIBIT F           Form of Inventory Designations Certificate

SCHEDULES

SCHEDULE 1.01       Citibank Letters of Credit
SCHEDULE 1.02       Account Debtors
SCHEDULE 2.01       Revolving Credit Commitments
SCHEDULE 2.02       Domestic Lending Offices
SCHEDULE 2.03       Eurodollar Lending Offices
SCHEDULE 4.01       Qualified Jurisdictions
SCHEDULE 4.05       Material Adverse Change
SCHEDULE 4.10       Pension Plans and Multiemployer Plans
SCHEDULE 4.15       Subsidiaries
SCHEDULE 4.19       Environmental Matters
SCHEDULE 7.01       Existing Liens
SCHEDULE 7.03       Existing Indebtedness

          CREDIT AGREEMENT dated as of January 29, 1996, among AMERICAN BANK NOTE COMPANY, a New York corporation ("ABN"), AMERICAN BANK NOTE HOLOGRAPHICS, INC. , a Delaware corporation ("ABNH") (each of ABN and ABNH, a "Borrower", and, collectively, the "Borrowers"), the Guarantors named herein, AMERICAN BANKNOTE CORPORATION, a Delaware corporation formerly known as United States Banknote Corporation ("ABNC"), the lenders named in Schedule 2.01 annexed hereto (collectively, the "Lenders"), and CHEMICAL BANK, as agent for the Lenders (in such capacity, the "Agent").

          The Borrowers have applied to the Lenders for Loans (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) in the form of Revolving Credit Loans to the Borrowers at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $20,000,000 at any time outstanding. The proceeds of the Revolving Credit Loans shall be used (i) to open Letters of Credit, (ii) for Permitted Acquisitions, (iii) to purchase foreign exchange and hedging instruments in the ordinary course of business and (iv) for general working capital purposes. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, ABNC, the Borrowers, the Guarantors, the Lenders and the Agent hereby agree as follows:


I.  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  For purposes
hereof, the following terms shall have the meanings specified below:

          "ABN" shall have the meaning assigned to such term in the preamble to this Agreement.

          "ABNC" shall have the meaning assigned to such term in the preamble to this Agreement.

          "ABNH" shall have the meaning assigned to such term in the preamble to this Agreement.

          "ABN Availability" shall mean at any time (i) the lesser at such time of (x) the Total Commitment and (y) the ABN Borrowing Base, minus (ii) the sum at such time of (x) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans made to ABN and (y) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABN.

          "ABNH Availability" shall mean at any time (i) the lesser at such time of (x) the Total Commitment and (y) the ABNH Borrowing Base, minus (ii) the sum atsuch time of (x) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans made to ABNH and (y) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABNH.

          "ABN Borrowing Base" shall have the meaning assigned to such term in Section 2.01 hereof.

          "ABNH Borrowing Base" shall have the meaning assigned to such term in Section 2.01 hereof.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Lender is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Adjustment Date" shall mean the first day of the fiscal quarter commencing after the date of delivery to the Agent of monthly financial statements required pursuant to Section
6.05(b) and/or audited Fiscal Year end financial statements required pursuant to Section 6.05(a), as the case may be, and the corresponding compliance certificates required pursuant to
Section 6.05(c), together with a management prepared schedule, demonstrating to the satisfaction of the Agent compliance by the Borrowers with Sections 7.07, 7.08, 7.09 and 7.10 hereof for each of the three (3) consecutive fiscal quarters most recently ended.

          "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 5% or more of any class of voting securities of such person or 5% or more of the equity interest in such person, (ii) any person of which such person beneficially owns or holds 5% or more of any class of voting securities or in which such person beneficially owns or holds 5% or more of the equity interest in such person and (iii) any director, officer or employee of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that for purposes of the definition of "Eligible Receivables," the percentage interest which must be owned or held in a person in order for such person to be deemed an Affiliate under clause (i) or (ii) above shall be 10%; and, provided, further, that in any event International Verifact, Inc., shall not be deemed an Affiliate hereunder or under any other Loan Document.

          "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective
Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending
Office in the case of a Eurodollar Loan.

          "Archives" shall mean molds, dyes and other items of historical interest no longer used in the ordinary course of Borrowers' business.

          "Asset Transfer" shall have the meaning assigned to such term in Section 7.05 hereof.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit D annexed hereto.

          " Bank of Boston Indenture" shall mean the Indenture dated as of May 1, 1994 between ABNC and The First National Bank of Boston, as trustee, with respect to the issuance of those certain 11 5/8 % Series A Senior Notes due August 1, 2002 and 11 5/8% Series B Senior Notes due 2002, in the aggregate principal amount of $65,000,000, as in effect on the Closing Date.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrowers" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Borrowing Base" shall have the meaning assigned to such term in Section 2.01 hereof.

          "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" shall mean the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of one year or more, including, without duplication, as a cost the aggregate amount of expenses, charges, goods exchanged or services rendered or payments due or arising in connection with the direct or indirect acquisition of such assets or improvements, replacements, substitutions or additions by way of increased product or service charges or offset items or barter exchange or in connection with Capital Leases, and the principal payment amount of any Indebtedness assumed or incurred in connection therewith.

          "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Borrower as lessee which, in conformity with GAAP consistently applied, is, or is required to be, accounted for as a capital lease on the balance sheet of such Borrower.

          "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any Capital Lease, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, consistently applied.

          "Cash Interest Expense" shall mean, with respect to any person for any period, the Interest Expense of such person for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness and amortization of reserve interest accrual).

          "Change of Control" shall mean the occurrence of any of the following events:
(i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934
(as amended from time to time, the "Exchange Act")), other than any employee benefit plan of ABNC or any of its subsidiaries, shall file a Schedule 13D or 14D-1 under the Exchange Act disclosing that such person or group has become the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of more than twenty-five percent (25%) of the total voting power of the then outstanding voting stock of ABNC; or (ii) at any time ABNC ceases to own or control
100% of the voting stock of each of the Borrowers; provided, however, that ABNC shall be permitted to transfer or issue stock of either Borrower for the sole purpose of doing Permitted Acquisitions so long as ABNC shall at all times own and control at least seventy-five percent (75%) of the voting stock of each of the Borrowers.

          "Chemical Bank Indenture" shall mean the Indenture dated as of May 15, 1992 between ABNC and Chemical Bank, as trustee, with respect to the issuance of those certain 10 3/8 % Senior Notes due June 1, 2002 in the aggregate principal amount of $126,500,000, as in effect on the Closing Date.

          "Citibank Agreement" shall mean the Credit Agreement dated as of May 26, 1992 among ABN, ABNC, ABNH, the banks party thereto and Citibank, N.A., as agent for the banks, as amended, together with the "New Credit Agreement" established by way of the Letter Agreements dated as of August 31, 1995 and September 30, 1995 among the aforementioned parties.

          "Citibank L/C Cash Collateral" shall mean an amount of up to $3,840,181.82 in cash of the Borrower deposited in an account with Citibank, N.A. (designated Citibank, N.A., as Agent, Cash Collateral Account FBO American Bank Note Company Investment Account No.3831-1541) which secures the reimbursement obligations of the Borrower with respect to the Citibank Letters of Credit.

          "Citibank Letters of Credit" shall mean the Letters of Credit issued by Citibank, N.A., for the account of the Borrower pursuant to the Citibank Agreement and listed on
Schedule 1.01 hereto.

          "Closing Date" shall mean the date on which all of the conditions to the occurrence of the first Credit Event hereunder shall have been satisfied but in any event not later than January
29, 1996.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all collateral and security as described in the Security Documents.

          "Combined Interest Coverage Ratio" shall mean, with respect to the Borrowers and their Consolidated subsidiaries for any period, the ratio of (i) the remainder of (x) EBITDA of the Borrowers and their Consolidated subsidiaries less (y) Capital Expenditures (including, without limitation, Capitalized Lease Obligations) of the Borrowers and their Consolidated subsidiaries to (ii) the sum of (x) the Cash Interest Expense of the Borrowers and their Consolidated subsidiaries plus (y) cash or other property, if any, dividended or otherwise distributed (including, without limitation, by means of loans or advances) by any Borrower or any subsidiary of any Borrower to ABNC (other than, if no Default or Event of Default shall have occurred and is continuing at the time of distribution, (i) cash constituting proceeds of an Asset Transfer and (ii) Citibank L/C
Cash Collateral).

          "Commitment Letter" shall mean that certain letter dated as of September 20, 1995 from Chemical Bank to ABNC, accepted and agreed to by the Borrowers, as extended through January 29, 1996.

          "Compliance Certificate" shall have the meaning assigned to such term in Section 6.16 hereof.

          "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

          "Consolidated Interest Coverage Ratio" shall mean with respect to ABNC and its Consolidated subsidiaries for any period, the ratio of (i) the remainder of (x) EBITDA of ABNC and its Consolidated subsidiaries less (y) Capital Expenditures of ABNC and its Consolidated subsidiaries, and dividends of ABNC, to
(ii) Cash Interest Expense of ABNC and its subsidiaries.

          "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

          "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

          "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

          "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

          "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "EBITDA" shall mean, with respect to any person for any period, the sum of (i) Net Income, (ii) Interest Expense,
(iii) depreciation and amortization of assets, (iv) federal, state and local taxes, (v) other noncash charges properly deducted in calculating Net Income and (vi) foreign exchange losses or gains included in calculating Net Income, in each case of such person for such period, computed and calculated in accordance with GAAP.

          "Eligible Inventory" shall mean inventory of a Borrower comprised solely of raw materials and finished goods which is, in the reasonable opinion of the Agent, not obsolete, work-in-process, slow-moving or unmerchantable and is and at all times shall continue to be reasonably acceptable to the Agent in all respects; provided, however, that Eligible Inventory shall in no event include inventory which (i) is not located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement (it being hereby agreed that the Agent may, in its sole discretion, require that a mortgagee and/or landlord waiver be obtained with respect to any such location in order that the applicable Inventory may be eligible) or (ii) has been returned or rejected by a Customer. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable judgment. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrowers, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers.

          "Eligible Receivables" shall mean Receivables created by a Borrower in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrowers, which are and at all times shall continue to be reasonably acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods have been shipped; (b) the payment due on the Receivable is not more than 90 days past the invoice date; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 90 days past the invoice date; (d) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the Customer, by or on behalf of a Borrower; (e) the Receivable is in full conformity with the representations and warranties made by the Borrowers to the Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by a Borrower or any security interest created pursuant to the Security Documents or permitted by Section 7.01 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located;
(g) (i) the Customer has not asserted that the Receivable, and such Borrower is not aware that the Receivable, (x) arises out of a bill and hold (unless the Agent shall have been provided with a letter from the applicable Customer confirming that such Customer is obligated to pay for the goods even though not yet delivered to the Customer), consignment or progress billing arrangement or
(y) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof (provided, that any Receivable deemed ineligible pursuant to this clause (g)(i)(y) shall only be ineligible to the extent of the applicable setoff, contra, offset, deduction, dispute, credit counterclaim or other defense), (ii) if the Customer has not finally accepted the goods from the sale out of which the Receivable arose, such Borrower is not aware that the Customer has objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of such Borrower; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (unless the applicable Borrower has, to the satisfaction of the Agent, taken all actions necessary to comply with the Federal Assignment of Claims Act or similar state statutes) or (y) an Affiliate of any Loan Party, (j) the Customer is a United States person or an obligor in the United States or, if the Customer is not a person or obligor of the United States, the applicable Borrower has purchased insurance in form and amounts satisfactory to the Agent with respect to such Receivable or a letter of credit in form and substance satisfactory to the Agent covering such Receivable has been collaterally assigned to the Agent; provided, however, that any Receivable as to which any of the persons listed on Schedule 1.02 hereto shall be the account debtors need not be insured or backed by a letter of credit or other credit instrument to be eligible hereunder (but must otherwise comply with the requirements of eligibility set forth herein);
(k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrowers, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles;
(m) the Receivable is denominated in and provides for payment by the Customer in dollars; provided, however, that any Receivable as to which American Express Europe, Limited shall be the Customer may be denominated in foreign currencies but the Agent may in its reasonable discretion establish reserves against availability with respect thereto; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Borrowers; (o) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; and (p) the Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

          "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrowers or their subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrowers or their subsidiaries or
(iii) the violation, or alleged violation by Borrowers or any of their subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrowers or their subsidiaries, under any applicable Environmental Law.

          "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. s 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. s 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. s 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. s 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. s 300(f), et seq.), the Clear Air Act (42 U.S.C.
s 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. s 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. s 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. s 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.


         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, each as in effect and modified from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any of the Borrowers or any subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

          "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

          "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

          "Final Maturity Date" shall mean October 30, 1998.

          "Financial Officer" shall mean, with respect to any person, the chief financial officer or treasurer of such person.

          "Fiscal Year" shall mean the fiscal year of each of the Borrowers for accounting purposes which in each case ends on or about December 31 of each year.

          "GAAP" shall have the meaning assigned to such term in
Section 1.02 hereof.

          "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

          "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or
(iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

          "Guarantor" shall mean, collectively, each Borrower with respect to the Obligations of the other Borrower and any subsidiary of any of the Borrowers which becomes a guarantor of the Obligations after the date hereof.

          "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

          "Indebtedness" shall mean, with respect to any person,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all net payment obligations of such person with respect to interest rate, currency protection, "cap," "collar" or other such hedging agreement, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations) not to exceed the fair market value of such property, (h) all Guarantees of such person, (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date, and (j) all obligations, liabilities and indebtedness in respect of equity or debt commitments or to pay liquidated damages under any contract, Guarantee, support or maintenance agreement or otherwise (without duplication with clause (h)).

          "Indemnitees" shall have the meaning assigned to such term in Section 12.04(c) hereof.

          "Indentures" shall mean the Bank of Boston Indenture and the Chemical Bank Indenture.

          "Information" shall have the meaning assigned to such term in Section 12.11 hereof.

          "Interest Expense" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) payments of interest expense in kind and (v) reserve interest accrual amounts.

          "Interest Margin" shall mean (x) from the Closing Date through the Adjustment Date, if any, one percent (1%) with respect to any Alternate Base Loan and two and one half percent
(2 1/2%) with respect to any Eurodollar Loan and (y) on and after the Adjustment Date, if any, one half of one percent (1/2%) with respect to any Alternate Base Loan and two percent (2%) with respect to any Eurodollar Loan; provided, however, that if the Borrowers shall fail to deliver the financial statements and certificates (within the applicable period(s) set forth in Section 6.05 hereof) required to demonstrate compliance with financial covenants as specified in the definition "Adjustment Date", or the other conditions to the occurrence of the Adjustment Date shall not have been satisfied, then the Interest Margin provided for in clause (x) hereof shall be applicable until the financial statements and certificates shall be so delivered and such conditions shall have been satisfied; provided further, that no Adjustment Date shall be deemed to have occurred hereunder so long as a Default or Event of Default shall have occurred and be continuing on what would otherwise be an Adjustment Date hereunder.
          "Interest Payment Date" shall mean (i) as to each Loan, the first Business Day of each subsequent month for the prior month, commencing February 1, 1996, and, in addition, (ii) with respect to any Eurodollar Loan, the first Business Day immediately following the last day of the Interest Period applicable thereto and, in addition, in respect of any Eurodollar Loan of more than three (3) months duration, each earlier day which is three (3) months after the first day of such Interest Period.

          "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may elect with respect to Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Letter of Credit" shall have the meaning assigned such term in Section 2.17 hereof.

          "Letter of Credit Usage" shall mean at any time,
(i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the unreimbursed drawings at such time under all such Letters of Credit.

          "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Loan of the Agent and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London interbank market for Eurodollars at approxi-mately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

          "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

          "Loan" shall mean any Revolving Credit Loan.

          "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument, or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

          "Loan Party" shall mean ABNC, the Borrowers and each subsidiary of the Borrowers (other than those subsidiaries designated on Schedule 4.15 hereto as "inactive").

          "Margin Stock" shall have the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of any person or its subsidiaries,
(ii) the ability of any Loan Party to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.

          "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrowers.

          "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less (i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Income" shall mean, with respect to any person and its subsidiaries, on a Consolidated basis, for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for such person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP applied on a consistent basis.

          "Notes" shall mean the Revolving Credit Notes.

          "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrowers to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and Indebtedness of the Borrowers with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrowers to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

          "Ordinary Course of Business" shall mean, with respect to the sale or other transfer of assets contemplated by Section 7.05(iv) hereof, the transfer, for fair market value cash consideration, of assets of the Borrowers consistent with historical practices of the Borrowers.

          "Other Taxes" shall have the meaning assigned to such term in Section 2.15(b) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

          "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

          "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

          "Permitted Acquisition" shall have the meaning assigned to such term in Section 7.05 hereof.

          "Permitted Dividend" shall have the meaning assigned to such term in Section 6.16 hereof.

          "person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

          "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrowers, any subsidiary or any ERISA Affiliate.

          "Receivables" shall mean and include all of the Borrowers' accounts, instruments, documents, chattel paper and general intangibles, arising out of the sale or lease of goods or rendition of services, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

          "Register" shall have the meaning assigned to such term in Section 12.03(e) hereof.

          "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

          "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Borrowers or their subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

          "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA other than a Reportable Event for which the 30-day notice requirement is waived pursuant to regulations.

          "Required Lenders" shall mean Lenders having 67% of the Total Commitment.

          "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer, treasurer or controller, of such person.

          "Revolving Credit Alternate Base Loan" shall mean a
Revolving Credit Loan that is an Alternate Base Loan.

          "Revolving Credit Commitment" shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as the same may be reduced from time to time pursuant to Section 2.07 hereof.

          "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.06(a) hereof.

          "Revolving Credit Eurodollar Loan" shall mean a
Revolving Credit Loan that is a Eurodollar Loan.

          "Revolving Credit Loan" shall mean a Revolving Credit
Loan made pursuant to Sections 2.01 and 2.02 hereof.

          "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time.

          "Revolving Credit Termination Date" shall mean the earlier to occur of (i) the Final Maturity Date and (ii) such date as the Revolving Credit Loans shall otherwise be payable in full and the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

          "Security Agreement" shall mean the Security Agreement dated as of the date hereof, between the Grantor(s) and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit C annexed hereto, as amended, modified or supplemented from time to time.

          "Security Documents" shall mean the Security Agreement and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

          "Senior Notes" shall mean those certain (i) 11 5/8 % Series A Senior Notes due August 1, 2002 and 11 5/8% Series B Senior Notes due 2002, in the aggregate principal amount of $65,000,000 issued by ABNC pursuant to the Bank of Boston Indenture and (ii) 10 3/8 % Senior Notes due June 1, 2002 in the aggregate principal amount of $126,500,000 issued by ABNC pursuant to the Chemical Bank Indenture, in each case as in effect on the Closing Date.

          "Subordinated Indebtedness" shall mean, with respect to any of the Borrowers, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date.

          "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person or one or more subsidiaries of such person.

          "Taxes" shall have the meaning assigned to such term in
Section 2.15(a) hereof.

          "Total Availability" at any time shall mean the sum of ABN Availability and ABNH Availability.

          "Total Commitment" shall mean the sum of the Lenders'
Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

          "Transactions" shall have the meaning assigned to such term in Section 4.02 hereof.

          SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section
6.05 hereof ("GAAP"); provided, however, that each reference in
Article VII hereof, or in the definition of any term used in
Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.


II.  THE LOANS

          SECTION 2.01. Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule 2.01 annexed hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement, including, without limitation,
Section 2.07 hereof. Notwithstanding the foregoing, (A) the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (i) the lesser of
(x) the Total Commitment (as such amount may be reduced from time to time pursuant to this Agreement) and (y) the Borrowing Base (as hereinafter defined) minus (ii) the Letter of Credit Usage at such time (not to exceed $10,000,000 at any time) and minus
(iii) all accrued interest, fees and expenses at such time and
(B) the aggregate principal amount of Revolving Credit Loans outstanding at any time to (i) ABN shall not exceed an amount equal to the sum (the "ABN Borrowing Base") of (x) up to 85% of the Net Amount of Eligible Accounts of ABN, plus (y) up to 50% of the Net Amount of Eligible Inventory of ABN, minus the Letter of Credit Usage of ABN at such time and (ii) ABNH shall not exceed an amount equal to the sum (the "ABNH Borrowing Base" and, together with the ABN Borrowing Base, the "Borrowing Base") of
(x) up to 85% of the Net Amount of Eligible Accounts of ABNH plus
(y) up to 50% of the Net Amount of Eligible Inventory of ABNH, minus the Letter of Credit Usage of ABNH at such time.

          Notwithstanding the foregoing, it is hereby acknowledged and agreed that (i) the advance rate with respect to Eligible Receivables may be reduced at any time by the Agent in its reasonable discretion if a receivable dilution percentage in excess of five percent (5%) is confirmed in any field examination conducted by or on behalf of the Agent and (ii) reserves may be reasonably established at any time by the Agent in its sole reasonable discretion including, without limitation, reserves with respect to (x) exposure under foreign exchange contracts, hedging and other financial instruments and (y) collateral locations for which landlord waiver and consent agreements in form and substance satisfactory to the Agent have not been obtained.

          Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the Closing Date and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if after giving effect thereto (A) with respect to all Borrowers, the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding hereunder, plus (ii) the Letter of Credit Usage, plus (iii) accrued interest, fees and expenses, would exceed the lesser of (i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the Borrowing Base, (B) with respect to ABN, the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding hereunder to ABN plus (ii) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABN, would exceed the lesser of (i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the ABN Borrowing Base and
(C) with respect to ABNH, the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding hereunder to ABNH plus (ii) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABNH, would exceed the lesser of
(i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the ABNH Borrowing Base. In accordance with Section 6.05(i) hereof, a Responsible Officer of each Borrower shall furnish on each date required thereunder a separate Borrowing Base Certificate substantially in the form of Exhibit E hereto with respect to such Borrower.

          SECTION 2.02. Loans. (a) The Revolving Credit Loans made by the Lenders on any date shall be in integral multiples of $100,000; provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount of $500,000.

          (b) Loans shall be made ratably by the Lenders in accordance with their Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

          (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrowers may request pursuant to
Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Not more than three (3) Eurodollar Loans may be outstanding at any one time.

          (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the applicable Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

          (e) Each Borrower shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Agent given in the manner and at the times specified in Section 2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

               (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $100,000 in the case of Alternate Base Loans or $500,000 in the case of Eurodollar Loans and shall be an integral multiple of $100,000;

              (ii)  accrued interest on a Loan (or portion
          thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

             (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.12;

              (iv) any portion of a Revolving Credit Loan which is subject to an Interest Period ending on a date that is less than one (1) month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an Alternate Base Loan; and

              (v) no Event of Default shall have occurred and be continuing.

          The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the applicable Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, such Borrower shall be deemed to have selected an Interest Period of three (3) months' duration. If a Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) above, automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

          SECTION 2.03. Notice of Loans. Each Borrower shall, through a Responsible Officer of such Borrower, give the Agent irrevocable written, telex or facsimile notice (promptly confirmed in writing), of each borrowing by such Borrower (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than 11:00 A.M., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion and (ii) one (1) Business Day before an Alternate Base Loan borrowing or conversion; provided, however, that notwithstanding the foregoing, the Borrowers shall give notice in the manner set forth above three (3) Business Days before the first borrowing under this Agreement. Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof and
(y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months' duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

          SECTION 2.04. Notes; Repayment of Loans. (a) All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment in respect of the Borrowers on such date. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

          (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

          (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Revolving Credit Note of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to each Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

          (d) The Borrowers hereby agree and confirm that the obligations of the Borrowers under this Agreement and the other Loan Documents (including, without limitation, with respect to principal, interest, fees and other obligations) are the joint and several undertaking of each Borrower.

          SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the applicable Interest Margin.

          (b)  Subject to the provisions of Section 2.05(c) and
Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the applicable Interest Margin.

          (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the Final Maturity Date. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined.

          SECTION 2.06. Fees. (a) The Borrowers shall pay each Lender, through the Agent, (i) on the first Business Day of each December, March, June and September commencing March 1, 1996,
(ii) on the date of any reduction of the Revolving Credit
Commitments pursuant to Section 2.07 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of one-half of one percent (1/2 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender, during the quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Termination Date) ending on such date. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the date on which the Revolving Credit Commitment of such Lender is terminated pursuant to Section 2.07 hereof and all Obligations due and owing such Lender are paid in full in cash. The Revolving Credit Commitment
Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          (b) The Borrowers shall pay to the Agent for its account on the Closing Date and thereafter on each anniversary of the Closing Date until the Revolving Credit Termination Date, an administration fee in the amount of $25,000 per annum.

          (c) On the Closing Date, in addition to the other fees specified in the Commitment Letter, the Borrowers shall pay to the Agent for its own account the remaining balance of a structuring fee which is in the aggregate amount of $325,000.

          SECTION 2.07. Termination and Reduction of Revolving Credit Commitments. (a) Upon at least three (3) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments; provided, however, that the Total Commitment shall not be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Letter of Credit Usage at such time. Each partial reduction of the Total Commitment shall be in a minimum of $500,000 and an integral multiple of $100,000.

          (b) Simultaneously with any termination or reduction of the Total Commitment pursuant to paragraph (a) of this
Section 2.07, the Borrowers shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

          (c) In any event, the Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit Loans and all other Obligations still outstanding on such date shall be due and payable in full together with accrued interest thereon.

          SECTION 2.08. Interest on Overdue Amounts; Alternate Rate of Interest. (a) Upon the occurrence of an Event of Default, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations until such time as such Event of Default shall be cured or waived at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable.

          (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by a Borrower for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to
Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

          SECTION 2.09. Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and else-where in this Agreement (including, without limitation, Section 10.01(a)), each Borrower shall have the right to prepay any Loan made to such Borrower at any time in whole or from time to time in part (except in the case of a Eurodollar Loan only on the last day of an Interest Period unless all costs associated with such prepayment are paid in accordance with Section 2.12 hereof) without penalty (except as otherwise provided for herein); provided, however, that except as provided in Article X, each such partial prepayment of a Loan shall be in an integral multiple of $100,000.

          (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.07(a) hereof or elsewhere in this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that each of ABN Availability, ABNH Availability and Total Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this paragraph (b) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

          (c) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that each of ABN Availability, ABNH Availability and Total Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

          (d) Within five (5) days of (A) the sale or other transfer or disposition of any assets of any of the Borrowers (excluding (i) Asset Transfers so long as no Default or Event of Default shall have occurred and be continuing at the time of such Asset Transfer, (ii) sales of inventory in the ordinary course of business and (iii) sales of machinery and equipment (so long as (x) the proceeds of any such sale are used within 180 days of receipt thereof to purchase replacement machinery or equipment,
(y) any proceeds of any such sale in excess of that used for purchasing machinery and equipment within such 180 day period are applied to repayment of the Loans as specified below and (z) no Default or Event of Default shall have occurred and be continuing at the time of any such purchase of replacement machinery and equipment)), (B) the sale of the capital stock of any of the Borrowers (subject to Section 7.05 hereof), or (C) the consummation of the issuance of any debt or equity securities of any of the Borrowers (subject to Section 7.05 hereof), the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to (aa) with respect to the events described in clauses (A) and (B) above, 100% of the proceeds received, and
(bb) with respect to clause (C) above, 100% of the proceeds received in excess of $2,000,000 in the aggregate during the term of this Agreement (provided, that if a Default or Event of Default shall have occurred and be continuing at the time of any issuance described in such clause (C), a prepayment shall be made as set forth below in an amount equal to 100% of the proceeds of any such issuance), in each case net of taxes due and any reasonable expenses of sale, which proceeds shall be applied as set forth in paragraph (f) below. Nothing contained in this paragraph (d) shall be or be deemed to be a consent to the sale or other transfer or disposition of any assets or stock or the issuance of any equity or debt securities.

          (e) (i) Except as provided in clause (ii) below, promptly and in any event not more than five (5) Business Days following the receipt by the Agent or any Borrower or any subsidiary of any Borrower of any net proceeds of (x) any casualty insurance required to be maintained pursuant to
Section 6.03 hereof on account of each separate loss, damage or injury (each, a "Casualty Event") in excess of $250,000 (or, if there shall be continuing a Default or an Event of Default, of the full amount of net proceeds) to any asset of such Borrower or such subsidiary (including, without limitation, any Collateral), or (y) any business interruption insurance required to be maintained pursuant to Section 6.03 hereof on account of any business interruption event (each, a "BI Event") in excess of $250,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds), such Borrower or subsidiary shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than five (5) Business Days following receipt by the Agent or such Borrower or subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (f) below.

               (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrowers may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of such Borrower's business and
(y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrowers shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrowers, shall be sufficient to complete such replacement of the applicable property; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or replacement of the applicable property; and (z) if the amount of net proceeds in question exceeds $2,000,000, the Borrowers shall have obtained the written consent of the Required Lenders to such election.

               (iii)  In the event of an election under
clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to replacement of applicable property with respect to a Casualty Event, the Borrowers shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the applicable replacement of applicable property or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by Agent to repay the Obligations in such order as the Agent shall elect.
The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

          (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c), (d) or (e) above, the Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) five
(5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d) or (e) above shall be applied as follows: to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof and then to outstanding Revolving Credit Eurodollar Loans up to the full amount thereof; provided, however, that if at the time of the making of any prepayment, there are undrawn Letters of Credit outstanding, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited by the Borrowers in a cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit; and, provided, further, that the Borrowers shall not be required to make any prepayment of any Revolving Credit Eurodollar Loan required pursuant to this Section 2.09(f) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent.

          (g)  All prepayments made pursuant to Sections 2.09(b),
(d) and (e) shall be applied as set forth in Section 2.09(f) above and shall be in permanent reduction of the Total Commitments; provided, however, that proceeds from sales and other transfers of assets specified in Section 2.09(d)(A) which are applied to such prepayment shall not permanently reduce the Total Commitments unless such sale or transfer shall constitute a "Major Asset Sale" under Section 4.15 of the Bank of Boston Indenture.

          (h) All prepayments under this Section 2.09 shall be subject to Section 2.12 hereof.

          (i)  Except as otherwise expressly provided in this
Section 2.09, payments with respect to any paragraph of this
Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

          SECTION 2.10. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender, shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office of the Agent or any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to the Borrowers or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on or measured by the net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof or where such Lender or the Agent does business); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on or measured by the net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein or where such Lender or the Agent does business); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender; or (iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such addi-tional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwith-standing anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.15 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.15 hereof.

          (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change in the interpretation or admin-istration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

          (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

          (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to such Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.11. Change in Legality. (a) Notwith-standing anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or inter-pretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obliga-tions to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Agent, such Lender may:

               (i)  declare that Eurodollar Loans will not
          thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting
          Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                     (ii)  require that all outstanding
          Eurodollar Loans made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

          (b) For purposes of Section 2.11(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by the Borrowers.

          SECTION 2.12. Indemnity. The Borrowers shall indemnify the Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
Article V hereof applicable to it; any failure of the Borrowers to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) resulting in any loss or expense specified in the first parenthetical of this sentence; or the occurrence of an Event of Default resulting in any loss or expense specified in the first parenthetical of this sentence. Without limiting the foregoing, the Borrowers further agree to indemnify and hold harmless the Agent, each Lender as well as their respective officers and directors, each person who controls the Agent or Lender within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors, from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent or any Lender of any Letter of Credit or the execution and delivery of any other document in connection therewith. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

          SECTION 2.13. Pro Rata Treatment. (a) Except as permitted under Section 2.11 hereof, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Commitment.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to the date of a proposed borrowing that such Lender will not make the amount that would constitute its pro rata share of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's pro rata share of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not in fact made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrowers.

          SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note in the amount of such participation.

          SECTION 2.15. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Sec-tion 2.16 hereof, free and clear of and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

               (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof and has a lending office located in the United States, and in the case of both (A) and (B), withhold-ing taxes payable with respect to payments to the Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limita-tion, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

                     (ii)  taxes (including withholding taxes)
          imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.15(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and
(z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement
(hereinafter referred to as "Other Taxes").

          (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers, provided that the Borrowers, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 12.01 hereof, such certifi-cates, receipts and other documents as may be reasonably required to evidence payment thereof.

          (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

          (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its Applicable Lending Office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by the Borrowers or any Guarantor hereunder or under any other Loan Document, deliver to the Borrowers or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Sec-tion 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.15(f). If the Agent or a Lender fails to provide a certifi-cate, document or other evidence required pursuant to this Sec-tion 2.15(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Sec-tion 2.15(a) to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

          (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection 2.15 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

          SECTION 2.16. Payments and Computations. The Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 200 Jericho Quadrangle, Jericho, New York 11753 for the account of the Lenders, in immediately available funds. The Agent may charge, when due and payable, the Borrowers' accounts with the Agent for all interest, principal and commitment fees or other fees owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient ABN Availability, ABNH Availability or Total Availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default or Event of Default, the Borrowers shall make any such payments upon demand.

          SECTION 2.17. Issuance of Letters of Credit. Upon the request of a Borrower, and subject to the conditions set forth in
Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time open documentary and standby letters of credit (each, a "Letter of Credit") for the account of such Borrower, the aggregate undrawn amount of all outstanding Letters of Credit to all Borrowers not at any time to exceed $10,000,000; provided, however, that the face amount of any Letter of Credit that (A) the Borrowers may request the Agent to open at any time shall not exceed the lesser of (i) the Total Commitment at such time (as such may have been reduced in accordance with the terms of this Agreement) and (ii) the Borrowing Base at such time, minus (i) the Letter of Credit Usage at such time and (ii) the aggregate principal amount of Revolving Credit Loans, accrued interest, fees and expenses outstanding at such time, (B) ABN may request the Agent to open at any time shall not exceed the ABN Borrowing Base minus the undrawn amount of all outstanding Letters of Credit at such time as to which ABN is the account party and the aggregate principal amount of the Revolving Credit Loans outstanding to ABN at such time, and (C) ABNH may request the Agent to open at any time shall not exceed the ABNH Borrowing Base minus the undrawn amounts of all Letters of Credit at such time as to which ABNH is the account party and the aggregate outstanding principal amount of the Revolving Credit Loans outstanding to ABNH at such time. The issuance of each Letter of Credit shall be made on at least two (2) Business Days' prior written notice from a Borrower to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request. The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any Letter of Credit shall not be later than 360 days from the date of issuance thereof and in any event, no Letter of Credit shall have an expiration date later than the Revolving Credit Termination Date. The Letters of Credit shall be issued with respect to transactions occurring in the ordinary course of business of the Borrowers.

          SECTION 2.18.  Payment of Letters of Credit;
Reimbursement. Upon the issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 A.M., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrowers with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrowers shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus three percent (3%), payable on demand. The obligations of the Borrowers under this Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be joint and several, absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connec-tion with this Agreement or any other transaction;

          (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

          (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

          SECTION 2.19. Agent's Actions with respect to Letters of Credit. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

          SECTION 2.20. Letter of Credit Fees. The Borrowers agree to pay to the Agent at its Domestic Lending Office in immediately available funds with respect to each Letter of Credit
(i) for the (x) ratable benefit of the Lenders, a letter of credit fee equal to two percent (2%) of the face amount thereof per annum and (y) Agent's own account, a letter of credit fee equal to one quarter of one percent (1/4%) of the face amount thereof per annum, in each case quarterly in advance; provided, however, that the applicable fee shall be reduced by one-half of one percent (1/2%) upon the occurrence of the Adjustment Date, and (ii) an issuance fee charged by the Agent for transactions of this nature payable to the Agent on the date of issuance of such Letter of Credit. In addition, the Borrowers shall pay to the Agent at its Domestic Lending Office with respect to any amendment to a Letter of Credit a fee charged by the Agent for transactions of this nature. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of the Letter of Credit fees referred to in clause (i) of the first sentence of this paragraph in immediately available funds within two (2) Business Days of the Agent's receipt of such payment.


III.  COLLATERAL SECURITY

          SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

          SECTION 3.02.  Filing and Recording.  The Borrowers
shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agree-ment to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.


IV.  REPRESENTATIONS AND WARRANTIES

          Each of the Borrowers jointly and severally represents and warrants to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

          SECTION 4.01. Organization, Legal Existence. Each Loan Party is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required (all such jurisdictions being listed in Schedule 4.01 annexed hereto). Each Loan Party has the power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and the Borrowers have the power to execute and deliver the Notes and to borrow hereunder.

          SECTION 4.02. Authorization. The execution, delivery and performance by the Borrowers and each Guarantor of this Agreement and by the Loan Parties of each of the other Loan Documents to which they are party, the borrowings hereunder by the Borrowers, the execution and delivery by the Borrowers of the Notes, and the grant of security interests in the Collateral created by the Security Documents (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any Loan Party, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Loan Party, or (C) any provisions of any material indenture (including, without limitation, the Indentures), agreement or other instrument to which any Loan Party, or any of its properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above or
(iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of any Loan Party.

          SECTION 4.03. Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with, consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

          SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of each applicable Loan Party enforceable in accordance with its terms.

          SECTION 4.05.  Material Adverse Change.  Except as
specified in Schedule 4.05, there has been no material adverse change in the business, assets, operations or financial condition of any Loan Party since December 31, 1994.

          SECTION 4.06.  Litigation; Compliance with Laws; etc.
(a) There are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Loan Party threatened against or affecting any Loan Party or the businesses, assets or rights of any Loan Party (i) which involve any of the Transactions or
(ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any Loan Party to conduct business substantially as now conducted, or have a Material Adverse Effect.

          (b) No Loan Party is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, which violation has or is reasonably likely to have a Material Adverse Effect.

          SECTION 4.07. Financial Statements. (a) The Borrowers have heretofore furnished to the Agent (i) Consolidated and consolidating balance sheets, and statements of income and cash flows of ABNC and its subsidiaries for the Fiscal Years ending December 31, 1992, 1993 and 1994, audited by and accompanied by the unqualified opinion of Deloitte & Touche, LLP, together with the December 31, 1994 management letter prepared by Deloitte & Touche, LLP and (ii) unaudited Consolidated and consolidating balance sheets and statements of income and cash flows of ABNC and its subsidiaries dated as of September 30, 1995. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of ABNC and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of ABNC and its subsidiaries, as of the dates thereof.

          (b) The Borrowers have heretofore furnished to the Agent (i) annual projected income statements, balance sheets and cash flows of ABNC and its subsidiaries dated January 24, 1996 on a Consolidated basis for each of the full Fiscal Years through December 31, 1999, and (ii) quarterly projected income statements and capital expenditures of ABNC and its subsidiaries dated
January 24, 1996 on a Consolidated basis for the Fiscal Year ending December 31, 1996 which are consistent with the annual projected statements referred to in clause (i) (the projections referred in clauses (i) and (ii), collectively, the "Projections"), together with a schedule confirming the ability of ABNC and its subsidiaries to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such Projections disclosing all assumptions made by ABNC and the Borrowers in formulating such Projections and giving effect to the Transactions. The Projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the Projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of ABNC and the Borrowers of the results of operations and other information projected therein.

          (c)  The financial statements referred to in this
Section 4.07 have been prepared in accordance with GAAP.

          SECTION 4.08.  Federal Reserve Regulations.  (a)  No
Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, inciden-tally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regula-tions of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, the Borrowers or any subsidiary of any thereof shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

          SECTION 4.09. Taxes. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that
(x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party. Each Loan Party has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, other than (i) any taxes or assessments the validity of which such Loan Party is contesting in good faith by appropriate proceedings, and with respect to which such Loan Party shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of such Loan Party. The Federal income tax returns of the Loan Parties were last audited by the United States Internal Revenue Service for Fiscal Year 1975. As of the Closing Date, no Loan Party has requested or been granted any extension of time to file any Federal, state, local or foreign tax return. No Loan Party is party to or has any obligation under any tax sharing agreement.

          SECTION 4.10. Employee Benefit Plans. With respect to the provisions of ERISA, except as set forth on Schedule 4.10 annexed hereto:

               (i)  No Reportable Event has occurred or is
          continuing with respect to any Pension Plan.

               (ii)  No prohibited transaction (within the
          meaning of Section 406 of ERISA or Section 4975 of the
          Code) has occurred with respect to any Plan subject to
          Part 4 of Subtitle B of Title I of ERISA which could result in liability of ABNC or any ERISA Affiliate.

               (iii) None of ABNC or any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of ABNC or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA,
          (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA,
          (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which ABNC, any subsidiary or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

               (iv)  No notice of intent to terminate a Pension
          Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

               (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

               (vi) With respect to each Pension Plan (other than any Multiemployer Plans) that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. As of the Closing Date, the present value of the accrued benefits (both vested and non-vested) under each such Pension Plan (other than the Multiemployer Plans) will not exceed the market value of the assets of such Plan as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date) by more than $1,000,000. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

               (vii)  There are no actions, suits or claims
          pending (other than routine claims for benefits) or, to the knowledge of ABNC or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan.

                     (viii)  All of the Plans comply currently,
          and have complied in the past, both as to form and operation, in all material respects with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

          SECTION 4.11. No Material Misstatements. No informa-tion, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Loan Party to the Agent or any Lender pursuant to the terms of any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. No Loan Party is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Loan Party is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.13. Security Interest. Each of the Security Documents creates and grants to the Agent, for the benefit of the Lenders, a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

          SECTION 4.14. Use of Proceeds. All proceeds of each borrowing under the Revolving Credit Commitment, if any, on the Closing Date shall be used (i) for general working capital purposes and (ii) for payment of fees and expenses in connection with the Transactions. All proceeds of each subsequent borrowing under the Revolving Credit Commitment after the Closing Date shall be used (i) to open Letters of Credit, (ii) for Permitted Acquisitions (subject to the limitations specified in Section 7.05), (iii) to purchase foreign exchange and hedging instruments in the ordinary course of business and (iv) for general working capital purposes of the Borrowers.

          SECTION 4.15.  Subsidiaries.  As of the Closing Date,
Schedule 4.15 annexed hereto sets forth each (i) subsidiary of ABNC, whether it is an active or inactive subsidiary, the ownership of capital stock of each such subsidiary and, with respect to each active subsidiary, its jurisdiction of incorporation and its capitalization, and (ii) joint venture of the Borrowers.

          SECTION 4.16. Title to Properties; Possession Under Leases; Trademarks. (a) Each Loan Party has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of such Loan Party to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

          (b) Each Loan Party has complied in all material respects with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Loan Party enjoys peaceful and undisturbed possession under all such leases.

          (c) Each Loan Party owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Loan Party. No Loan Party is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any Loan Party threatened, against any Loan Party with respect to any of the rights or property referred to in this
Section 4.16(c).

          SECTION 4.17. Solvency. (a) The fair salable value of the assets of ABNC and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of ABNC and its Consolidated subsidiaries, as they become absolute and mature.

          (b)  The assets of ABNC and its Consolidated
subsidiaries do not constitute unreasonably small capital for ABNC and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of ABNC and its Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by ABNC and its Consolidated subsidiaries and projected capital requirements and capital availability thereof.

          (c) Neither ABNC nor any subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by ABNC and such subsidiary, and of amounts to be payable on or in respect of debt of ABNC and such subsidiary). The cash flow of ABNC and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of ABNC and its Consolidated subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of ABNC and its Consolidated subsidiaries when such amounts are required to be paid.

          (d) Neither ABNC nor any subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of ABNC and its Consolidated subsidiaries, after taking into account all other anticipated uses of the cash of ABNC and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

          SECTION 4.18. Permits, etc. Each Loan Party possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business other than such permits, the failure of which to obtain would not cause a Material Adverse Effect, each such Permit is and will be in full force and effect, each Loan Party is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

          SECTION 4.19. Compliance with Environmental Laws. Except as set forth on Schedule 4.19, (i) the operations of the Loan Parties comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and all of their present facilities and operations, as well as, to the best of the knowledge of the Loan Parties, their past facilities and operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or
(c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Loan Parties none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) no Loan Party or, to best of the knowledge of the Loan Parties, any predecessor of any Loan Party, has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Loan Parties, no Loan Party has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of any Loan Party involve the generation, transportation, treatment or disposal of Hazardous Materials other than those Hazardous Materials used in the ordinary course of such Loan Party's business in compliance with applicable Environmental Laws; (vii) except in compliance with Environmental Laws, no Loan Party disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the best of knowledge of the Loan Parties neither has any lessee, prior owner, or other person; (viii) except in compliance with Environmental Laws, no underground storage tanks or surface impoundments are on any property of any Loan Party and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of any Loan Party.

          SECTION 4.20. No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of any of the Borrowers since December 31, 1994. Without duplication, to the knowledge of the Borrowers, all Eligible Receivables of the Borrowers are valid, binding and enforceable obligations of account debtors and are not subject to any claims, defenses or setoffs. To the knowledge of the Borrowers, all account receivables (other than Eligible Receivables) are valid, binding and enforceable obligations of account debtors.


V.  CONDITIONS OF CREDIT EVENTS

          The obligation of each Lender to make Loans and extend
Letters of Credit hereunder shall be subject to the following conditions precedent:

          SECTION 5.01.  All Credit Events.  On each date on
which a Credit Event is to occur:

          (a) The Agent shall have received a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof or a request for borrowing as required by Section
     2.03 hereof.

          (b)  The representations and warranties set forth in
     Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

          (c) Each Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

          (d) The Agent shall have received a certificate signed by the Financial Officer of each Borrower (i) as to the compliance with (b) and (c) above and (ii) with respect to each Revolving Credit Loan and each Letter of Credit, demon-strating that after giving effect thereto each of ABN Availability, ABNH Availability and Total Availability is zero or greater.

          SECTION 5.02.  First Borrowing.  The obligations of the
Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

          (a) The Lenders shall have received the favorable written opinion of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of Exhibit B hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

          (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive or charter documents, in each case as amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item
     (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and perfor-mance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect,
     (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to
     (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

          (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Sec-tion 5.01 hereof and the conditions set forth in this
     Section 5.02.

          (d)  Each Lender shall have received its Revolving
     Credit Note duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Sec-tion 2.04 hereof.

          (e)  The Agent shall have received the Security
     Documents.

          (f) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral shall, in the sole discretion of the Agent, be delivered in a form such that it can be, or shall previously have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

          (g) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to each Borrower and each Grantor in the jurisdictions in which each Borrower is doing business and/or in which any Collateral is located. With respect to any Liens not permitted pursuant to Section 7.01 hereof, the Agent shall, have received termination statements in form and substance satisfactory to it.

          (h) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

               (i) the most recent (dated as of December 31, 1995) schedule and aging of accounts receivable and inventory designations of the Borrowers;

               (ii) landlord and mortgagee waivers and
          warehouseman's letters, as applicable, with respect to each Collateral location;

               (iii) evidence of the compliance by the Borrowers with Section 6.03 hereof;

               (iv) the financial statements described in Sec-tion 4.07 hereof; the monthly financial statements referred to in Section 4.07(a)(ii) shall demonstrate to the Agent's satisfaction that for the Borrowers and their Consolidated subsidiaries on a combined basis, EBITDA minus (x) Capital Expenditures, (y) Cash Interest Expense and (z) cash dividended or otherwise distributed by the Borrowers to ABNC for such month, was not less than $1,000,000;

                (v)  evidence that the Transactions are in
          compliance with all applicable laws and regulations;

                (vi) evidence of payment of all non-refundable fees owed to the Agent and the Lenders by the Borrowers under this Agreement, the Commitment
          Letter or otherwise;

                     (vii)  evidence that all requisite third
          party consents (including, without limitation, consents with respect to each of the Borrowers and each of the Grantors and Guarantors) to the Transactions have been received;

                    (viii)  evidence that except as set forth on
          Schedule 4.05 hereto, there has been no material adverse change in the business, assets, operations or financial condition of the Loan Parties since December 31, 1994;

                      (ix)  evidence that there are no actions,
          suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting any Loan Party or any of their respective businesses, assets or rights which involve any of the Transactions;


                     (x)  evidence that there shall be no
          obligations of any Loan Party outstanding under the Citibank Agreement and that all further commitments to lend thereunder shall be terminated and all Liens securing such obligations shall be released; provided, that the Citibank Letters of Credit may be outstanding and the reimbursement obligations of the Borrowers thereunder may be secured by the Citibank
         L/C Cash Collateral;

                      (xi)  evidence that after giving effect to
          the Transactions (a) exclusive of the Citibank L/C Cash Collateral, the Borrowers will have not less than $5,000,000 in cash on hand and (b) the Loan Parties will have not less than $15,000,000 in cash on hand; and

                     (xii)  the results of an environmental audit
          with respect to the properties and operations of the Borrowers conducted by a firm or firms satisfactory to the Agent, together with the results of the Phase I audit by McLaren/Hart Environmental Engineering Corporation with respect to the properties and operations of the Borrowers at each of 680 Blair Mill Road, Horsham, Pennsylvania (dated December 14, 1995), 5858 West 73rd Street, Bedford Park, Illinois (dated December 12, 1995), and 11600 Caroline Road, Philadelphia, Pennsylvania (dated January 19, 1996); the scope, method and results of such audits shall be satisfactory to the Agent in all respects.

          (i) The Agent shall have completed its customer and supplier checkings, examined the books of account and other records and files of the Loan Parties and made copies thereof, and conducted a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, examination of Eligible Inventory, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such checkings, examination and audit shall have been satisfactory to the Agent in all respects.

          (j) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

               (i) copies of all lease agreements entered into by any of the Borrowers and their subsidiaries;

              (ii)  copies of all loan agreements, notes,
          mortgages and other documentation evidencing
          Indebtedness for borrowed money (including, without limitation, the Indentures and all amendments, modifications and waivers with respect thereto) of each Loan Party; and

             (iii) copies of all major customer and supplier contracts.

          (k) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, a New York limited liability partnership, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents, and the other Loan Documents and instruments in connection herewith and therewith.

          (l) The corporate structure and capitalization of the Loan Parties shall be satisfactory to the Agent in all respects.

          (m) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

          (n) The Borrowers shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

          (o)  The Agent shall have received a Borrowing Base
     Certificate as of the Closing Date evidencing not less than $8,000,000 in Total Availability after giving effect to the Transactions.

          (p) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


VI.  AFFIRMATIVE COVENANTS

          Each of ABNC and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and each Borrower will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

          SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          SECTION 6.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent, in such amount, and against such risks, including fire, theft, fraud, product liability, business interruption and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Borrowers against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Loan Party, in such amount as the Agent shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

          SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (except to the extent (i) such are contested in good faith by appropriate proceedings, (ii) the applicable Loan Party has set aside cash reserves therefor in accordance with GAAP and
(iii) such contest shall not in any event affect the Agent's Lien, or the priority thereof, on any Collateral except to the extent permitted by Section 7.01) before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof.

          SECTION 6.05.  Financial Statements, Reports, etc.
Furnish to the Agent, with copies for each of the Lenders:

          (a) within ninety (90) days after the end of each Fiscal Year, (i) Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition of ABNC and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated and consolidating statement of shareholders' equity and a Con-solidated and consolidating statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance satisfactory to the Agent.

          (b-1) within forty-five (45) days after the end of each of the first two months of each fiscal quarter (i) unaudited Consolidated and consolidating balance sheets and income statements showing the financial condition and results of operations of ABNC and its subsidiaries as of the end of each such month, and (ii) a Consolidated and consolidating statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding fiscal quarter and ending with the last day of such month, and comparing such financial condition and results of operations to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer or corporate controller of ABNC as presenting fairly the financial condition and results of operations of ABNC and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

          (b-2) within forty-five (45) days after the end of each fiscal quarter (i) unaudited Consolidated and consolidating balance sheets and income statements showing the financial condition and results of operations of ABNC and its subsidiaries as of the end of each such fiscal quarter, and (ii) a Consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding fiscal quarter and ending with the last day of such fiscal quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (g) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of ABNC as presenting fairly the financial condition and results of operations of ABNC and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;
          (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by any Loan Party with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

          (d) (i) concurrently with any delivery under (a) or (b-2) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of ABNC, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.03, 7.05, 7.07, 7.08, 7.09, 7.10 and 7.11 hereof)
     and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.03, 7.05, 7.07, 7.08, 7.09, 7.10 and 7.11 hereof
     (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate delivered concurrently with (a) above shall be signed by the Financial Officer of ABNC;

          (e) promptly upon receipt thereof but in any event not later than 150 days after the beginning of each Fiscal Year, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of ABNC and its subsidiaries;

          (f) within twenty (20) days of the end of each fiscal month, (i) an aging schedule of Receivables in the form of the aging schedule of Receivables dated December 31, 1995 previously furnished to the Agent, together with accompanying reconciliation, duly executed by the Financial Officer or corporate controller of each Borrower, (ii) a certificate, substantially in the form of Exhibit F hereto, executed by the Financial Officer or corporate controller of each Borrower with respect to inventory designations, (iii) an aging schedule of the payables of each Borrower, together with accompanying reconciliation, executed by the Financial Officer or corporate controller of each Borrower, (iv) a copy of the bank statement of each Borrower with respect to each lock-box account and (v) such other sales, collections, debit and credit adjustment schedules as the Agent may request; provided, however, that (x) upon the occurrence and during the continuance of a Default or Event of Default or
     (y) if Total Availability shall at any time be less than $5,000,000, then the schedules referred to in clause (v) shall be delivered each Business Day;

          (g) within fifteen (15) days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections for ABNC and its subsidiaries on a quarterly basis for such Fiscal Year and annual projections through the Final Maturity Date, in each case on a Consolidated and consolidating basis, prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent;

          (h) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

          (i) within twenty (20) days after the end of each fiscal month, a certificate, substantially in the form of Exhibit E hereto (each, a "Borrowing Base Certificate"), executed by the Financial Officer or corporate controller of each of ABN and ABNH, setting forth the ABN Borrowing Base and ABNH Borrowing Base, respectively, and ABN Availability and ABNH Availability, respectively;

          (j) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any Loan Party; and

          (k) such other information as the Agent or any Lender may reasonably request.

          SECTION 6.06.  Litigation and Other Notices.  Give the
Agent prompt written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, proceeding, investigation, audit by federal, state or city taxing authorities, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

          (b) the filing or commencement of any action, suit or proceeding against any Loan Party, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority,
     (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would
     (A) reasonably be expected to result in liability of one or more Loan Parties in an aggregate amount of $250,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Loan Party to perform its obliga-tions under this Agreement, any Note or any other Loan Docu-ment to which it is a party;

          (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

          (d) any development in the business, affairs or business development of any Loan Party which has had or which is likely, in the reasonable judgment of any Responsible Officer of such Loan Party, to have, a Material
     Adverse Effect.

          SECTION 6.07. ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither ABNC, any subsidiary, nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

          (b) Deliver to the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) ABNC, any subsidiary or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by ABNC or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) ABNC or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of
Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by ABNC or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) ABNC or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) ABNC or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto.

          SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon notice (which may be telephonic), at all times and as often as any Lender may reasonably request, permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of any Loan Party and to make extracts from such financial records at such Lender's expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of any Loan Party with the appropriate Financial Officer and such other officers as such Loan Party shall deem appropriate and such Loan Party's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through ABNC and a Responsible Officer of one or more Loan Parties shall have the right to be present at any such meeting. At the Borrowers' expense, the Agent shall have the right to audit as often as it may reasonably request the existence and condition of the accounts receivable, inventory, books and records of the Loan Parties and to review compliance thereof with the terms and conditions of this Agreement and the other Loan Documents.

          SECTION 6.09.  Use of Proceeds.  Use the proceeds of
the Credit Events only for the purposes set forth in Section 4.14 hereof.

          SECTION 6.10.  Fiscal Year-End.  Cause its Fiscal Year
to end on or about December 31, in each year.

          SECTION 6.11. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

          SECTION 6.12. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary of a Borrower or any of its existing subsidiaries (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause each such subsidiary to pledge its accounts receivable and inventory, together with all proceeds and products thereof, pursuant to the Security Agreement.

          SECTION 6.13. Environmental Laws. (a) Comply, and cause each of their subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of their subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrowers shall not cause or suffer or permit, and shall not suffer or permit any of their respective subsidiaries to cause or suffer or permit, the property of such Borrower or its subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of such Borrower and its subsidiaries in compliance with applicable Environmental Laws, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.

          (b) Supply to the Agent copies of all submissions by any Loan Party to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of any Loan Party) on or regarding the properties owned, operated, leased or occupied by any Loan Party or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. ABNC shall also permit and authorize, and shall cause each other Loan Party to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

          (c)  Promptly (and in no event more than two (2)
Business Days after any Loan Party becomes aware or are otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

               (i)  any Loan Party or any tenant or other
          occupant of any property of such Loan Party receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                     (ii)  there has been a spill or other
          Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by any Loan Party, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

                    (iii)  any Loan Party is or may be liable for
          any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

                    (iv)  any part of the properties owned,
          operated, leased or occupied by any Loan Party is or may be subject to a Lien under any Environmental Law;
          or

                     (v)  any Loan Party undertakes any Remedial
          Work with respect to any Hazardous Materials.

          (d) Timely undertake and complete any Remedial Work required by any Environmental Law.

          (e)  Without in any way limiting the scope of
Section 12.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by a Borrower or any subsidiary thereof is located provided that a Lien upon such property of such Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, then in the event of a Release no later than sixty days after notice is given by the Agent to a Borrower or such subsidiary, a Borrower or such subsidiary shall deliver to the Agent a report issued by a qualified third party engineer specifying the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of Borrower and their subsidiaries hereunder.

          (f) In the event that any Remedial Work is required to be performed by a Borrower or any subsidiary thereof under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.
This Section 6.13(f) shall not prohibit the Borrower from contesting the applicability of such Environmental Laws or the propriety of such judicial orders, in good faith and by appropriate proceedings to the extent permitted by law.

          SECTION 6.14. Pay Obligations to Lenders and Perform Other Covenants. (a) Cause the Borrowers to make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants applicable thereto contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

          SECTION 6.15.  Maintain Operating Accounts.  Maintain
all of the Borrowers' operating accounts and cash management arrangements (other than payroll accounts) with the Agent.

          SECTION 6.16. Dividends, Distributions and Payments. With respect to the declaration or payment by the Borrowers and their subsidiaries to any other Loan Party of any cash dividends or other distribution, whether in cash (and whether deemed to be a loan, advance or otherwise), property, securities or a combination thereof (each a "Permitted Dividend"), deliver to the Agent a certificate (each, a "Compliance Certificate") demonstrating to the Agent's satisfaction whether the Borrowers are in compliance with each of, and the effect of the making of a proposed Permitted Dividend payment on, Borrower's compliance with any of, Sections 7.07, 7.08, 7.09 or 7.10. It shall constitute an Event of Default under this Agreement if the proceeds of any Permitted Dividend payment shall be used by ABNC to (i) acquire all or substantially all the capital stock or assets of any person, or merge with or permit another person to merge into it, (ii) invest in a joint venture or (iii) prepay, redeem, purchase or retire any Indebtedness (including, without limitation, under the Indentures) or any amount (including, without limitation, interest) thereon prior to its regularly scheduled amortization or other due date.

VII.  NEGATIVE COVENANTS

          Each of the Borrowers and, where specifically indicated, ABNC, jointly and severally, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and each Borrower will not cause or permit any of its subsidiaries and, in the case of
Section 7.15 hereof, any ERISA Affiliate to, either directly or indirectly:

          SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (b) Liens imposed by law, such as carriers', ware-housemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings as to which any Borrower or any of its subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

          (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appro-priate proceedings and as to which adequate cash reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens; and, provided further, that in any event the obligations giving rise to any such Lien shall be paid by the Borrowers immediately upon any action being taken to foreclose upon or otherwise transfer or dispose of the applicable property by the lienholder ;

          (d) zoning restrictions, easements, licenses, reser-vations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) Liens upon any equipment acquired through the purchase or lease by any Borrower or any of its subsidiaries which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of not more than 100% of the purchase price of, or lease payments on, such equipment (and no other amounts); provided, however, that any such Lien shall not apply to any other property of the Borrowers or any of their subsidiaries; and provided, further, that after giving effect to such purchase or lease, compliance is maintained with each other provision of this Agreement including, without limitation,
     Section 7.07 hereof;

          (f) Liens existing on the date of this Agreement and set forth in Schedule 7.01 annexed hereto; provided, however, that the Indebtedness with respect to such existing
     Lien shall not exceed the amount corresponding to such Lien set forth in Schedule 7.01;

          (g) Liens created in favor of the Agent for the benefit of the Lenders; or

          (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business.

          SECTION 7.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby the Borrowers or any of their subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and there-after rent or lease such property or other property which such Borrower or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for sale and lease-back transactions in the ordinary course of business not to exceed $4,000,000 in the aggregate during the term of this Agreement.

          SECTION 7.03. Indebtedness. With respect to ABNC, the Borrowers and the Borrowers' subsidiaries, incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness of the Borrowers and their subsidiaries secured by Liens permitted under Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, unless, with respect solely to the Borrowers, any such extension, renewal or refunding is on substantially the same terms as the original Indebtedness,
(iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business,
(v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness not to exceed $1,000,000 at any time outstanding and subject in any event to the restrictions contained in Sections 7.01(e) with respect to the Borrowers and their subsidiaries, and 7.07 hereof, (viii) Subordinated Indebtedness, (ix) in addition to other Indebtedness permitted hereunder, unsecured Indebtedness of the Borrowers incurred in the ordinary course of business not to exceed $500,000 at any time outstanding, (x) Indebtedness of any Loan Party to another Loan Party, providing, that prior to the incurrence of any such Indebtedness, the applicable Loan Party or Loan Parties shall have delivered a Compliance Certificate to the Agent, (xi) Indebtedness in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or exchange rates, so long as the aggregate notional principal amount thereof does not exceed $75,000,000 at any time; and (xii) Indebtedness of ABNC to its subsidiaries that are not Loan Parties.

          SECTION 7.04.  Intentionally Omitted.

          SECTION 7.05. Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transac-tions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, other than the following: (i) sales of inventory in the ordinary course of business; (ii) sales of obsolete and idle property, plant and equipment not to exceed (x) $3,000,000 in aggregate amount in any Fiscal Year and (y) $5,000,000 in aggregate amount during the term of this Agreement; (iii) the sale or transfer of Archives of the Borrowers or any of their subsidiaries not to exceed (x) $3,000,000 in aggregate amount in any Fiscal Year and (y) $6,000,000 in aggregate amount during the term of this Agreement (each, an "Asset Transfer"); (iv) so long as a Compliance Certificate shall have been delivered to the Agent, the sale or transfer of assets, in each case in the Ordinary Course of Business, of (x) either Borrower to the other Borrower, to ABNC, to any subsidiary of ABNC, or to any subsidiary of either Borrower or (y) any subsidiary of either Borrower to another subsidiary of a Borrower, to either Borrower, to ABNC or to any subsidiary of ABNC; and (v) on or after the Adjustment Date, the acquisition by the Borrowers (each, a "Permitted Acquisition") of the stock or assets of domestic persons engaged in businesses substantially similar to that engaged in by the Borrowers on the Closing Date, subject to the following additional terms and conditions:
(a) the Borrowers shall give the Agent not less than 30 days prior notice of the anticipated closing of the proposed acquisition;
(b) the Agent shall be provided with such financial information as it shall request regarding the person to be acquired and such information shall demonstrate to the Agent's satisfaction that such person has had cumulative positive net income for the two most recent fiscal years just ended; (c) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to any proposed acquisition (including, without limitation, under clause (g) of Article VIII hereof with respect to the Indentures); (d) the Borrowers may borrow not more than $10,000,000 in Revolving Credit Loans outstanding at any time for the purpose of making Permitted Acquisitions; (e) amounts in excess of the $10,000,000 in Revolving Credit Loans available hereunder which the Borrowers require for Permitted Acquisitions shall be financed with a combination of (i) net proceeds from the issuance of capital stock of the Borrowers and ABNC and (ii) stock received from the sellers of the acquired person in exchange for the capital stock of either Borrower or of ABNC (providing, that in any event ABN and ABNH shall be the survivor of any Permitted Acquisition);
(f) the aggregate purchase price of any single Permitted Acquisition shall not exceed $25,000,000; (g) the acquisition is not hostile; and (h) after giving effect to the Permitted Acquisition, pro forma Total Availability shall be not less than $3,000,000.

          SECTION 7.06.  Investments.  Own, purchase or acquire
any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

          (a) certificates of deposit in dollars of any com-mercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $500,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

          (c) investments in money market mutual funds having assets in excess of $2,000,000,000;

          (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's
     Ratings Group or Moody's Investors Service, Inc.;

          (e) federally tax exempt securities and money market preferred stock, in each case rated A or better by either
     Standard & Poor's Ratings Group or Moody's Investors
     Service, Inc.;

          (f) investments in the stock of any subsidiary of either Borrower existing on the Closing Date, but not any additional investments by any Borrower in any subsidiary of any Borrower, or by any subsidiary of any Borrower in another subsidiary of any Borrower;

          (g) loans and advances by (i) either Borrower to the other Borrower, (ii) either Borrower and its subsidiaries to its own subsidiaries or to the subsidiaries of the other Borrower, (iii) the Borrowers and their subsidiaries to ABNC and (iv) the Borrowers and their subsidiaries to other subsidiaries of ABNC in an aggregate amount not to exceed $5,000,000 in the aggregate during the term of this Agreement (provided, that in the case of clauses (ii), (iii) and (iv), loans and advances shall not be made to any subsidiary of the Borrowers or ABNC designated on Schedule 4.15 hereto as "inactive");

          (h)  Permitted Acquisitions; and

          (i) on and after the Adjustment Date, and so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the following, the Borrowers shall be permitted to invest not more than $2,500,000 in the aggregate during the term of this Agreement in joint ventures;

provided that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

          SECTION 7.07. Capital Expenditures. Permit the aggregate amount of payments made for Capital Expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, in each of the periods indicated below to exceed the following amounts for the Borrowers and their subsidiaries:

          Period                             Maximum Amount

Fiscal Year ending December 31, 1996           $1,900,000

Fiscal Year ending December 31, 1997
                                       2,500,000
 and each Fiscal Year thereafter

         SECTION 7.08.  Interest Coverage Ratios.  A.  Permit
the Consolidated Interest Coverage Ratio to be less than (i) 1.10:1.00 for the two fiscal quarters ending September 30, 1996,
(ii) 1.20:1.00 for the three fiscal quarters ending December 31, 1996, (iii) 1.20:1.00 for the four fiscal quarters ending March 31, 1997, (iv) 1.40:1.00 for the four fiscal quarters ending June 30, 1997 and (v) 1.50:1.00 for the four fiscal quarters ending September 30, 1997 and for the four fiscal quarters ending on each December 31, March 31, June 30 and September 30 thereafter.

         B. Permit the Combined Interest Coverage Ratio to be less than (i) 1.15:1.00 for each of the fiscal quarters ending March 31, 1996, June 30, 1996,
September 30, 1996 and December 31, 1996 and (ii) 1.25:1.00 for the fiscal quarter ending March 31, 1997 and for each fiscal quarter thereafter.

         SECTION 7.09. EBITDA. A. Permit the EBITDA of ABN to be less than (i) $400,000 for the fiscal quarter ending March 31, 1996, (ii) $1,900,000 for the two fiscal quarters ending June 30, 1996, (iii) $4,300,000 for the three fiscal quarters ending September 30, 1996, (iv) $6,500,000 for each of the four fiscal quarters ending December 31, 1996 and the four fiscal quarters ending March 31, 1997, (v) $7,000,000 for the four fiscal quarters ending June 30, 1997, (vi) $8,500,000 for the four fiscal quarters ending September 30, 1997 and (vii) $9,000,000 for the four fiscal quarters ending December 31, 1997 and for the four fiscal quarters ending each March 31, June 30, September 30 and December 31 thereafter.

         B. Permit the EBITDA of ABNH to be less than (i) $1,800,000 for the fiscal quarter ending March 31, 1996, (ii) $4,300,000 for the two fiscal quarters ending June 30, 1996,
(iii) $6,700,000 for the three fiscal quarters ending September 30, 1996, (iv) $9,500,000 for the four fiscal quarters ending December 31, 1996, (v) $9,750,000 for the four fiscal quarters ending March 31, 1997 and (vi) $10,000,000 for the four fiscal quarters ending June 30, 1997 and for the four fiscal quarters ending each September 30, December 31, March 31 and June 30 thereafter.

         SECTION 7.10.  Availability.  Permit ABN Availability,
ABNH Availability or Total Availability to be less than $-0- at any time.

         SECTION 7.11. Rental Obligations. Incur, create, assume or permit to exist, in respect of leases of real and personal property (other than finance leases), rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, in an aggregate amount for the Borrowers and their Consolidated subsidiaries in excess of (i) $8,000,000 for the Fiscal Year ending December 31, 1995 and (ii) in any Fiscal Year thereafter, an amount equal to the amount of the preceding Fiscal Year increased by fifteen percent (15%).

         SECTION 7.12  Business.  Alter the nature of its
business as operated on the date of this Agreement in any material respect.

         SECTION 7.13. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or (ii) the sale of any such accounts to Chemical Bank.

         SECTION 7.14. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in
Section 4.14 hereof.

         SECTION 7.15. ERISA. (a) Engage in any transaction in connection with which any Loan Party or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

         (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any Loan
Party or any ERISA Affiliate to the PBGC.

         (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto, where such failure could have a Material Adverse Effect or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or
Section 401(a)(29) of the Code.

         SECTION 7.16. Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

         SECTION 7.17.  Prepayment or Modification of
Indebtedness; Modification of Charter Documents. (a) Directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated
Indebtedness, other than Indebtedness incurred hereunder.

         (b) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness.

         (c) Modify, amend or otherwise alter the terms and provisions of the Indentures.

         (d) Modify, amend or alter their certificates or articles of incorporation or other constitutive charter document if such modification, amendment or alteration could have a Material Adverse Effect.

         SECTION 7.18. Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, including without limitation, Section 7.05 hereof, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Loan Party, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

         SECTION 7.19. Negative Pledges, Etc. Enter into any agreement (other than this Agreement or any other Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.


VIII.  EVENTS OF DEFAULT

         In case of the happening of any of the following events
(herein called "Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit or any other Loan Document or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable;

         (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement (except as set forth in clause (ii) below), any of the Notes, any of the Security Documents, or any other Loan Document; or (ii) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to Sections 6.02, 6.06, 6.07, 6.11, 6.12 or 6.13 and such default shall continue for a period of 30 consecutive days;

         (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets,
    (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party, or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (g) default shall be made with respect to any Indebtedness or obligations under a capitalized lease of any Loan Party (excluding Indebtedness outstanding hereunder) including, without limitation the Indentures, in excess, individually or in the aggregate, of $250,000, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

         (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an install-ment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through
    (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could have a Material Adverse Effect;

         (i) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan which could have a Material Adverse Effect, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

         (j) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

         (k) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

         (l)   a Change of Control shall occur; or

               (m) a Lien arising from unpaid federal, state or local taxes shall be filed against the properties or assets of any Loan Party;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) demand that the Borrowers provide to the Lenders, and the Borrowers upon such demand agree to provide, cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all drawings under Letters of Credit for which the Lenders shall not have been reimbursed as provided in
Section 2.18 hereof, such cash collateral to be deposited in a cash collateral account to be held by the Agent for the benefit of the Lenders; and (iii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall auto-matically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding.

IX. AGENT

         In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subse-quent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

         The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority,
(a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

         In the event that (a) any Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or
(b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrowers, as though it were not Agent of the Lenders hereunder.

         The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projec-tion, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

         The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

         The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

         With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other affiliate thereof as if it were not the Agent.

         Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

         Subject to the appointment and acceptance of a suc-cessor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resig-nation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders.


X.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
      OTHER COLLATERAL

         SECTION 10.01.  Collection of Receivables; Management
of Collateral. (a) The Borrowers will, at their own cost and expense, within 90 days of the Closing Date, (i) arrange for remittances on Receivables (including, without limitation, Receivables as to which the Customer is the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof) to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and (ii) promptly deposit all payments received by the Borrowers on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection), and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Lenders' property and shall not be commingled with the Borrowers' other funds. At any time that (i) Total Availability shall be less than $5,000,000 or (ii) a Default or Event of Default shall have occurred, all remittances and payments that are deposited in accordance with the foregoing sentence will be immediately applied by the Agent to reduce the outstanding balance of the Revolving Credit Loans, subject to the continued accrual of interest on such remittances and payments for two (2) Business Days (or three (3) Business Days in the case of remittances and payments received after 12:00 noon (New York time)) and in any event subject to final collection in cash of the item deposited.

         So long as the procedures set forth in the preceding paragraph remain in effect, the arrangements between the Agent and the Lenders with respect to making of Revolving Credit Loans shall be handled on the following basis: On a weekly basis (or, in the Agent's discretion, on a daily basis) the Agent will provide each Lender with a statement showing for the period since the last statement the aggregate principal amount of new Revolving Credit Loans made to the Borrowers, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Revolving Credit Loans during such period and the outstanding principal balance of the Revolving Credit Loans at the end of such period. If a Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of Revolving Credit Loans made during such period exceeds such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such period, the difference will be paid in same day funds by such Lender to the Agent, and if such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such period exceeds such Lender's pro rata share of Revolving Credit Loans made during such period, the difference will be paid in same day funds by the Agent to such Lender.

         In addition to the provisions regarding repayment of Loans in the last sentence of the first paragraph of this clause
(a), at any time that (i) Total Availability shall be less than $5,000,000 or (ii) a Default or Event of Default shall have occurred, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. All amounts collected on Receivables when received by the Agent shall be credited to the Borrowers' account, after adding two Business Days for collection, clearance and transfer of remittances, conditional upon final payment to the Agent, and all amounts collected on Receivables may be applied to reduce the Loans in the Agent's sole discretion. The Borrowers shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, as permitted by Section 10.03 hereof.

         (b) (i) Each of the Borrowers hereby constitutes the Agent or the Agent's designee as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

             (ii) The Agent, without notice to or consent of the Borrowers, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any of the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

         (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge the Borrowers' account therefor. The Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Borrower by reason of the sale and delivery creating such Receivables.

         SECTION 10.02. Receivables Documentation. The Borrowers will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Agent may require, furnish such further schedules and/or information as the Agent may require relating to the Receivables, including, without limitation, sales invoices. In addition, the Borrowers shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in
Section 10.03 hereof.  The items to be provided under this
Section 10.02 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrowers' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

         SECTION 10.03. Status of Receivables and Other Collateral. Each Borrower covenants, represents and warrants that: (a) it shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it; (b) each Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by a Borrower, or work, labor and/or services theretofore rendered by a Borrower; (c) no Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Borrowers's business; (d) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) to the best of its knowledge, each Customer, guarantor or endorser with respect to any Receivable is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall require; (i) it will immediately notify the Agent if any accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (l) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (m) it shall conduct a physical count of its inventory not less than once each Fiscal Year and, upon the occurrence and during the continuance of an Event of Default, at such intervals as the Agent may request, and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; (n) it is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever and; (o) except in the ordinary course of business, it shall not grant any extension of time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount thereon, provided, that in any event it shall take none of the foregoing actions, or permit any of the foregoing actions to occur, so long as an Event of Default shall have occurred and be continuing.

         SECTION 10.04.  Monthly Statement of Account.  The
Agent shall render to the Borrowers each month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Borrowers.

         SECTION 10.05. Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.


XI.  GUARANTEES

         Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

         Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

         Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collec-tion, and waives any right to require that any resort be had by any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termina-tion for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

         Each Guarantor hereby waives and releases all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.


XII.  MISCELLANEOUS

         SECTION 12.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

         (a) if to any Loan Party, at American Bank Note Company or American Bank Note Holographics, Inc., 51 West 52nd Street, New York, New York 10019, Attention: Mr. Ward Urban with a copy to Stroock Stroock & Lavan, 7 Hanover Square, 19th Floor, New York, NY 10022, Attention: Hillel Bennett, Esq.;

         (b) if to the Agent, at Chemical Bank, Asset Based Region, 633 Third Avenue, 7th Floor, New York, NY 10017,
    Attention: Credit Deputy, with a copy to Kaye, Scholer, LLP, et al., at 425 Park Avenue, New York, New York 10022,
    Attention:  Jeffrey M. Epstein, Esq.; and

         (c) if to any Lender, at the address set forth below its name in Schedule 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 12.01 or in accordance with the latest unrevoked direction from such party.

         SECTION 12.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION 12.03.  Successors and Assigns; Participations.
(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any other Loan Party or any ERISA Affiliate or subsidiary thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, ABNC and the Borrowers specifically confirm that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Loan Party may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

         (b)  Each Lender, without the consent of any Loan
Party, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the extent that application of such Section 2.10(a) to such banks and entities would cause the Borrowers to make duplicate payments thereunder), 2.11 and 2.12 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Loan Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers, Grantors, the Guarantors and other Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans or the release of all Collateral.

         (c) Each Lender may assign by novation, to any one or more banks or other entities with the prior written consent of the Borrowers, which shall not be unreasonably withheld, and with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes and
(ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or war-ranty and assumes no responsibility with respect to any state-ments, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Grantor or Guarantor or other Loan Party or the performance or observance by any Borrower, Grantor, Guarantor or other Loan Party of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (e) The Agent shall maintain at its address referred to in Section 12.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment, of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit D annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of Exhibit A. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

         (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Sec-tion 12.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

         SECTION 12.04.  Expenses; Indemnity.  (a)  Each
Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. Each Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) Each Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents or the other documents contemplated hereby or thereby,
(iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consumma-tion of the transactions contemplated hereby and thereby,
(iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender.

         (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

         (d) The provisions of this Section 12.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 12.04 shall be payable on written demand therefor.

         SECTION 12.05.  Applicable Law.  THIS AGREEMENT AND THE
NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS
PRINCIPLES THEREOF).

         SECTION 12.06.  Right of Setoff.  If an Event of
Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

         SECTION 12.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (b) All payments by any Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section 12.01 hereof.

         SECTION 12.08.  Waivers; Amendments.  (a)  No failure
or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, pre-clude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or reme-dies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower or other Loan Party therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower or other Loan Party in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agree-ment or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note,
(ii) change the Revolving Credit Commitment of any Lender or amend or modify the provisions of this Section, Section 2.06,
Section 2.13, Section 4.14 or Section 12.04 hereof or the defini-tion of "Required Lenders," or (iii) release any material portion of Collateral, in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 12.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 12.08(b) above, with the written consent of the Borrowers and such Required Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with Section 12.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Revolving Credit Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect to changes specified in clauses (i) through (iv) hereof.

         SECTION 12.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 12.10. Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

         (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

         (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 12.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (d)  Each party hereto (i) certifies that no
representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         SECTION 12.11. Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Not-withstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries;
(iv) to the extent any Borrowers, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or
(vi) pursuant to Section 12.03(g) hereof.

         SECTION 12.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers and the other Loan Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (b) Each of the Borrowers and the other Loan Parties hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non convenient, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Each of the Borrowers and the other Loan Parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 12.01 hereof.

         (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

         SECTION 12.13.  Counterparts; Facsimile Signature.
This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

         SECTION 12.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         IN WITNESS WHEREOF, ABNC, the Borrowers, the
Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             AMERICAN BANK NOTE COMPANY, as
                            a Borrower and Guarantor


                            By: s/ Ward A.W. Urban
                            Name: Ward A.W. Urban
                            Title: V.P & Treasurer

                             AMERICAN BANK NOTE HOLOGRAPHICS,
                             INC., as a Borrower and Guarantor



                            By: s/ Ward A.W. Urban
                            Name: Ward A.W. Urban
                            Title: V.P & Treasurer


                             AMERICAN BANKNOTE CORPORATION

                            By: s/ Ward A.W. Urban
                            Name: Ward A.W. Urban
                            Title: V.P & Treasurer

                             UNITED STATES BANKNOTE COMPANY L.P., as a Guarantor

                             By: AMERICAN BANK NOTE COMPANY,
                             its general partner


                            By: s/ Ward A.W. Urban
                            Name: Ward A.W. Urban
                            Title: V.P & Treasurer


                             HORSHAM HOLDING COMPANY, INC.,  as a
                             Guarantor


                            By: s/ Ward A.W. Urban
                            Name: Ward A.W. Urban
                            Title: V.P & Treasurer
                             CHEMICAL BANK, as Agent

                             By: s/ Robert J. Arth
                             Name:Robert J. Arth
                             Title: Vice-President


                             CHEMICAL BANK, as Lender


                             By: s/ Robert J. Arth
                             Name:Robert J. Arth
                             Title: Vice-President












































                                                      SCHEDULE 2.01



                      Revolving Credit Commitments

                                            Approximate
                        Revolving           Percentage of
                             Credit                   Total Revolving
Lender                  Commitment               Credit Commitment

Chemical Bank
200 Jericho Quadrangle
Jericho, New York 11753           $20,000,000                 100%
Attention:  Credit Deputy






                                                    SCHEDULE 2.02

                     Domestic Lending Offices

Lender                  Domestic Lending Office

Chemical Bank           Chemical Bank
                        200 Jericho Quadrangle
                        Jericho, New York 11753
                        Attn:  Credit Deputy





                                                    SCHEDULE 2.03

                    Eurodollar Lending Offices


Lender                  Eurodollar Lending Office

Chemical Bank           Chemical Bank
                        200 Jericho Quadrangle
                        Jericho, New York 11753
                        Attn:  Credit Deputy